UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 22, 2014

PEREGRINE SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in charter)

Delaware	001-35623	86-0652659
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9380 Carroll Park Drive
San Diego, California 92121
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 731-9400

______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
On August 22, 2014, Peregrine Semiconductor Corporation, a Delaware corporation (the “Company”), Murata Electronics North America, Inc., a Texas corporation (“Parent”), and PJ Falcon Acquisition Company, Limited, a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).
The Company’s Board of Directors (the “Board”) unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger (as defined below), are fair to, and in the best interests of, the Company and its stockholders, (ii) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, and (iii) subject to the terms of the Merger Agreement, resolved and agreed to recommend that stockholders of the Company approve and adopt the Merger. The Board received a fairness opinion from its financial advisor, Deutsche Bank Securities Inc. and Evercore Group L.L.C.
Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser will merge with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”). If the Merger is completed, each issued and outstanding share of the Common Stock of the Company held by the Company’s stockholders at the time of the Merger (other than shares of the Common Stock of the Company held by Murata (as defined below), Parent, Purchaser, the Company or their respective direct or indirect subsidiaries) will thereupon be cancelled and converted into the right to receive $12.50 in cash (the “Per Share Amount”), without interest. Murata Manufacturing Co., Ltd. (“Murata”), the parent company of Murata Electronics North America, Inc., has irrevocably and unconditionally guaranteed to the Company the due and punctual payment and performance of Parent’s and Purchaser’s obligations under the Merger Agreement.
Stockholders of the Company will be asked to vote on the adoption of the Merger Agreement and the Merger at a special stockholders meeting that will be held on a date to be announced. The consummation of the Merger is subject to certain conditions, including (i) the approval and adoption of the Merger Agreement by holders of a majority of the shares of Common Stock of the Company, (ii) the continuing accuracy of the Company’s and Parent’s and Purchaser’s respective representations and warranties, (iii) the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as any similar filings that need to be made in foreign jurisdictions, (iv) approval by the Committee on Foreign Investment in the United States under the Exon-Florio Act, (v) notice to the U.S. State Department, Directorate for Defense Trade Controls (DTCC), under the International Traffic in Arms Regulations and (vi) other customary conditions. The Merger Agreement does not contain a financing condition.
In the Merger, each stock option of the Company outstanding at the time of the Merger, whether vested or unvested, that has an exercise price per share less than the Per Share Amount, will be cancelled and converted into the right to receive a cash payment, promptly following the closing of the Merger, equal to the excess of the Per Share Amount over the applicable exercise price. Each outstanding stock option with an exercise price greater than or equal to the Per Share Amount, whether vested or unvested, will be cancelled without consideration in the Merger.
Each restricted stock unit of the Company that is outstanding at the time of the Merger will be cancelled and converted into the right to receive an amount of cash equal to the Per Share Amount. Such converted cash awards will remain subject to the same vesting terms that applied to the restricted stock units prior to the Merger under the applicable award agreement. In addition to any other rights to accelerated vesting that the holder of such a right would be entitled, the Merger Agreement provides that all unvested converted restricted stock units will accelerate in full if the holder is either (i) terminated without cause, or (ii) resigns for good reason, within one year following the closing of the Merger. Each holder of converted restricted stock units will be paid in cash shortly after the date when the restricted stock units would have vested under their original terms and conditions, or as accelerated pursuant to the Merger Agreement.
The Merger Agreement contains customary representations, warranties and covenants of the parties. The Company has agreed to operate its business in the ordinary course, and has also agreed to refrain from engaging in certain activities. In addition, under the terms of the Merger Agreement, the Company has agreed not to solicit or induce any alternative acquisition proposals, subject to customary exceptions for the Company to respond to and support unsolicited proposals in the exercise of the fiduciary duties of the Board of Directors of the Company. The Company will be obligated to pay a termination fee of $14,000,000 to Parent in certain customary circumstances.
In addition, and subject to certain limitations, either party may terminate the Merger Agreement if the Merger is not consummated by December 22, 2014, which date is extended until April 22, 2015 in the event of delays in obtaining regulatory approval.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Purchaser. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the Company in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Parent and Purchaser, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Parent or Purchaser.

Item 8.01. Other Events.

On August 22, 2014, the Company and Parent issued a joint press release announcing the execution of Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this report.
Additional Information and Where to Find It

In connection with the proposed acquisition of Peregrine Semiconductor Corporation (the “Company”), the Company intends to file relevant materials with the Securities and Exchange Commission (“SEC”), including the Company’s proxy statement in preliminary and definitive form (the “Proxy Statement”). STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The Company’s stockholders may obtain copies of these documents (when they become available) and any other documents filed with the SEC for free at the SEC’s website at www.sec.gov or at Peregrine’s website (http://www.psemi.com) under the tab “Investors”. In addition, these documents (when they become available) may also be obtained from Peregrine free of charge by directing a request to Peregrine, Office of the Secretary, 9380 Carroll Park Drive, San Diego, CA 92121 or (858) 731-9400.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of the Company’s Common Stock in respect of the proposed transaction. Security holders may obtain information regarding the Company and its directors and executive officers, including their respective names, affiliations and interests, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2013, which was filed with the SEC on February 19, 2014, and its definitive proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on March 20, 2014. To the extent holdings of the Company securities have changed since the amounts contained in the definitive proxy statement for the 2014 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Investors may obtain additional information regarding the interest of such participants by reading the Proxy Statement regarding the proposed transaction when it becomes available.

Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by the words “will,” “expects,” “believes” and words or phrases of similar import. Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include, without limitation, risks or uncertainties associated with: the satisfaction of the conditions precedent to the consummation of the proposed transaction, including, without limitation, the receipt of stockholder and regulatory approvals; unanticipated difficulties or expenditures relating to the proposed transaction; legal proceedings that may be instituted against the Company and others following announcement of the proposed transaction; disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction; potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction; the response of customers, distributors, suppliers and competitors to the announcement of the proposed transaction; and other factors described in the Company’s Annual Report on Form 10-K for the year ended December 28, 2013 filed with the U.S. Securities and Exchange Commission (the “SEC”) and in subsequent reports on Forms 10-Q and 8-K filed with the SEC by the Company. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, forward-looking statements should not be relied upon as predictions of future events or as representing the Company’s views as of any date subsequent to the date hereof. The Company assume no obligation to update the information in this press release, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

2.1
Agreement and Plan of Merger by and among Murata Electronics North America, Inc., PJ Falcon Acquisition Company, Limited and Peregrine Semiconductor Corporation dated as of August 22, 2014. (Certain schedules referenced in the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.)

2.2	Guarantee of Parent and Merger Sub Obligations under the Agreement
99.1	Joint Press Release, dated August 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PEREGRINE SEMICONDUCTOR CORPORATION
Date: August 22, 2014	/s/ Jay Biskupski
Jay Biskupski Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger by and among Murata Electronics North America, Inc., PJ Falcon Acquisition Company, Limited and Peregrine Semiconductor Corporation dated as of August 22, 2014. (Certain schedules referenced in the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.)

2.2	Guarantee of Parent and Merger Sub Obligations under the Agreement
99.1	Joint Press Release, dated August 22, 2014